                             As filed with the Securities and Exchange Commission on September 2, 1998

                                                                                                          Registration No. _________
====================================================================================================================================
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                               FORM S-8
                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933

                                                        Price Enterprises, Inc.
                                        (Exact name of registrant as specified in its charter)

                             Maryland                                                              33-0628740
                   (State or other jurisdiction                                                 (I.R.S. Employer
                of incorporation or organization)                                             Identification No.)

                                                           4649 Morena Blvd.
                                                      San Diego, California 92117
                                                            (415) 581-4530
                          (Address of principal executive offices, including zip code, and telephone number)

                           The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan, As Amended
                                  The Price Enterprises Directors' 1995 Stock Option Plan, As Amended
                                                       (Full title of the plans)


                           JACK MCGRORY                                                            Copies to:
              President and Chief Executive Officer                                           SCOTT N. WOLFE, ESQ.
                     Price Enterprises, Inc.                                                    Latham & Watkins
                        4649 Morena Blvd.                                                  701 "B" Street, Suite 2100
                   San Diego, California 92117                                            San Diego, California 92101
                          (415) 581-4530                                                         (619) 236-1234
    (Name, address, including zip code, and telephone number,
            including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                     Amount            Proposed Maximum     Proposed Maximum         Amount of
            Title of Securities                       to be             Offering Price     Aggregate Offering      Registration
              to be Registered                     Registered             Per Share              Price                  Fee
====================================================================================================================================
8 3/4% Series A Cumulative Redeemable               672,867(1)                 (2)         $11,451,908.00 (2)         $3,379.00
Preferred Stock, $.0001 par value
====================================================================================================================================

(1)  A maximum of 611,435 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, $.0001 par value per share (the "Series A
     Preferred  Stock"),  have been reserved for issuance  upon exercise of options  outstanding  under The Price  Enterprises  1995
     Combined  Stock Grant and Stock Option Plan,  as amended (the "1995  Plan").  A maximum of 61,432  shares of Series A Preferred
     Stock have been reserved for issuance upon exercise of outstanding  options under The Price  Enterprises  Directors' 1995 Stock
     Option Plan, as amended (the "Directors' Plan"; and together with the 1995 Plan, the "Plans"). All shares of Series A Preferred
     Stock reserved for issuance under the Plans are being registered  hereunder.  The shares of the Company's common stock,  $.0001 par value per share (the "Common Stock") reserved for issuance under the Plans already has been registered under the Securities
     Act of 1933, as amended (the "Act").

(2)  This  estimate is made  pursuant to Rule 457(h)  solely for purposes of  calculating  the  registration  fee, and is determined according to the following  offering price  information:  (i) under the 1995 Plan 74,204 shares of Series A Preferred Stock are subject to outstanding  options with an aggregate exercise price of $9.10 for one share of Common Stock and one share of Series
     A Preferred  Stock,  21,849 shares of Series A Preferred  Stock are subject to outstanding  options with an aggregate  exercise price of $9.61 for one share of Common  Stock and one share of Series A  Preferred  Stock,  2,595  shares of Series A Preferred
     Stock are subject to outstanding options with an aggregate exercise price of $10.06 for one share of Common Stock and one share of Series A Preferred  Stock,  3,708 shares of Series A Preferred  Stock are subject to  outstanding  options with an aggregate exercise  price of $10.07 for one share of Common  Stock and one share of Series A Preferred  Stock,  6,250  shares of Series A
     Preferred Stock are subject to outstanding options with an aggregate exercise price of $17.94 for one share of Common Stock and one share of Series A Preferred  Stock,  184,500 shares of Series A Preferred Stock are subject to outstanding  options with an aggregate  exercise price of $18.75 for one share of Common Stock and one share of Series A Preferred Stock,  268,329 shares of
     Series A Preferred Stock are subject to outstanding  options with an aggregate exercise price of $18.96 for one share of Common
     Stock and one share of Series A  Preferred  Stock,  and 50,000  shares of Series A Preferred  Stock are subject to  outstanding options with an aggregate exercise price of $19.88 for one share of Common Stock and one share of Series A Preferred Stock; and
     (ii) under the Directors' Plan 39,074 shares of Series A Preferred  Stock are subject to outstanding  options with an aggregate exercise  price of $11.33 for one share of Common Stock and one share of Series A Preferred  Stock,  12,358  shares of Series A
     Preferred Stock are subject to outstanding options with an aggregate exercise price of $17.90 for one share of Common Stock and one share of Series A Preferred Stock, and 10,000 shares of Series A Preferred Stock are subject to outstanding options with an aggregate exercise price of $18.63 for one share of Common Stock and one share of Series A Preferred Stock.

====================================================================================================================================

                                     Part I

Item 1.  Plan Information.

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with this Registration Statement.


                                     Part II

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Price Enterprises, Inc., a Maryland corporation (the "Company"), are hereby incorporated by reference in this Registration
Statement:

     (a) The Transition Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 27, 1998 (the "Annual Report on Form 10-K");

     (b) The Quarterly Reports on Form 10-Q filed pursuant to the Exchange Act on May 14, 1998 and August 12, 1998;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the effective date of the Annual Report on Form 10-K; and

     (d) The description of the Company's Series A Preferred Stock, contained in the Registration Statement on Form 8-A, filed with the Commission on August 7, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company's charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceedings and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings.

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 26, 1998.

                         Price Enterprises, Inc.


                         By:      /s/   JACK McGRORY
                                  -------------------------------------
                                  Jack McGrory
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack McGrory his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                             Date
            ---------                                    -----                             ----
/s/   JACK McGRORY                       President, Chief Executive Officer and       August 26, 1998
-------------------------------------    Director (Principal Executive Officer)
           Jack McGrory

/s/   ROBERT E. PRICE                    Chairman of the Board of Directors           August 26, 1998
-------------------------------------
         Robert E. Price

/s/   PAUL A. PETERSON                   Vice Chairman of the Board of Directors      August 26, 1998
-------------------------------------
         Paul A. Peterson

/s/   GARY NIELSON                       Executive Vice President and Chief           August 26, 1998
-------------------------------------    Financial Officer (Principal Financial
           Gary Nielson                  Officer and Principal Accounting Officer)


/s/   JAMES F. CAHILL                    Director                                     August 26, 1998
-------------------------------------
         James F. Cahill

/s/   ANNE L. EVANS                      Director                                     August 26, 1998
-------------------------------------
          Anne L. Evans

/s/   MURRAY L. GALISON                  Director                                     August 26, 1998
-------------------------------------
        Murray L. Galinson

                                  EXHIBIT INDEX

EXHIBIT                                                                    PAGE
-------                                                                    ----

4.1  The Price  Enterprises 1995 Combined Stock Grant and Stock Option
     Plan.(1)

4.2 First Amendment to The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan.

4.3  The Price Enterprises Directors' 1995 Stock Option Plan.(2)

4.4  First  Amendment to The Price  Enterprises  Directors' 1995 Stock
     Option Plan.(3)

4.5  Second Amendment to The Price  Enterprises  Directors' 1995 Stock
     Option Plan.

4.6 Form of Amended and Restated Non-Qualified Stock Option Agreement under the 1995 Plan.

4.7 Form of Amended and Restated Non-Qualified Stock Option Agreement under the Directors' Plan.

5.1  Opinion  of Piper & Marbury  LLP.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Piper & Marbury LLP (included in Exhibit 5.1 hereto).

24.1 Power of Attorney (included on signature page hereto).


(1) Incorporated herein by reference to Exhibit 10.23 to Registration Statement on Form 10 of Price Enterprises, Inc. filed with the Commission on December 13, 1994 (File No. 0-20449).

(2) Incorporated herein by reference to Exhibit 10.24 to Registration Statement on Form 10 of Price Enterprises, Inc. filed with the Commission on December 13, 1994 (File No. 0-20449).

(3) Incorporated herein by reference to Exhibit 4.7 to Transition Report on Form 10-K of Price Enterprises, Inc. filed with the Commission on March 27, 1998.